EURAMAX HOLDINGS, INC.
AUDIT COMMITTEE CHARTER

(ADOPTED APRIL 29, 2010)
(AMENDED JUNE 21, 2012)

A.	Purpose
The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Euramax Holdings, Inc. (the “Company”) is to assist the Board in fulfilling its financial and other oversight responsibilities by monitoring the financial reporting processes and internal control systems, and overseeing the audits of the financial statements, in each case of the Company and its consolidated subsidiaries.
B.    Organization and Procedure

1.	Number. The Committee shall consist of three members of the Board.

2.
Independence. Each member of the Committee shall be an “independent director,” defined as a person other than (1) an officer or employee of the Company or its subsidiaries, or (2) any individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, no member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.
Selection and Removal. Members of the Committee shall be appointed by the Board, and each shall serve until his or her successor is duly appointed and qualified, or until such member's earlier death, resignation or removal. The Board may at any time remove one or more members of the Committee, with or without cause, and may fill any vacancy on the Committee.

4.	Chairperson. Unless appointed by the Board, the Committee may elect a Chairperson by majority vote of the Committee.

5.
Financial Literacy. Each member of the Committee must be able to read and understand financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

6.
Committee Approval. Any and all acts of the Committee shall be approved by unanimous written consent or by the affirmative vote of a majority of the Committee members present (in person or by conference telephone) at a meeting at which quorum is present.

7.
Compensation. The compensation of Committee members, if any, shall be as determined by the Board. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or of a committee of the Board.

C.    Committee Responsibilities
General
The Committee shall discharge its responsibilities, and shall assess the information provided by Company management and the Company's independent registered public accounting firm (the “Independent Auditor”), in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. As provided in its engagement letter, the Independent Auditor is responsible for auditing the Company's financial statements, for any assessment of the Company's internal control over financial reporting, and for any review of the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the Independent Auditor's reports.
Selection of Independent Auditor

1.	Selection. The Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the Independent Auditor.

2.
Auditor Independence. The Committee shall oversee the independence of the Independent Auditor, including independence as may be required in the event the Company were to become a reporting company under the Securities Act of 1934, as amended. In connection with this responsibility, the Committee shall obtain and review all relationships between the Independent Auditor and the Company. The Committee shall discuss with the Independent Auditor any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Committee shall determine that the Independent Auditor's firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account should it become required under the SEC Independence Rules. The Committee shall set hiring policies for employees or former employees of the independent auditors that meet SEC regulations and applicable stock exchange listing standards.

3.
Compensation. The Committee shall have sole and direct responsibility for setting the compensation of the Independent Auditor. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the Independent Auditor established by the Committee. In determining the Independent Auditor's compensation, the Committee may obtain, where available, fee and scope of work information regarding audit services from other companies and conduct a comparative analysis.

4.
Preapproval of Services. The Committee shall preapprove: (i) the scope and terms of all financial statement audit engagements, provided that the Chairperson may approve changes to the scope of such engagements that are not material, and (ii) all other services (review, attest and non-audit) to be provided to the Company by the Independent Auditor to the extent the annual costs exceed in the aggregate $10,000.

5.
Quality-Control Report. At least annually, the Committee shall obtain and review a report by the Independent Auditor describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor and any steps taken to deal with any such issues.

6.
PCAOB Report. The Committee shall obtain and review a copy of the most recent inspection report of the Independent Auditor issued by the Public Company Accounting Oversight Board pursuant to Section 104 of the Sarbanes-Oxley Act.

7.
Financial Statements. Prior to the public release of the financial statements, the Audit Committee shall meet with the Company's financial management and the independent auditors to discuss and approve the disclosure and content of the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) or Forms 10-Q, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and “Critical Accounting Policies,” and review and consider with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 and SAS No. 100 (as it may be modified or supplemented).

Oversight of Independent Auditor
The Independent Auditor shall report directly to the Committee, and the Committee shall have sole and direct responsibility for overseeing the work of the Independent Auditor, including resolution of disagreements between Company management and the Independent Auditor regarding financial reporting. The Committee shall meet with the Independent Auditor prior to the audit to discuss planning and staffing of the audit. The Committee shall inform the Independent Auditor, Company management (including the chief financial officer and other senior accounting staff) that they should promptly contact the Committee or its Chairperson about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. If the Chairperson is contacted about such an issue, he or she should confer with the Independent Auditor about the issue and decide whether it is necessary to contact the other members of the Committee prior to the next scheduled meeting of the Committee.

8.	Auditor Reports. In connection with its oversight role, the Committee shall, from time to time as appropriate, receive and consider the reports of the Independent Auditor regarding:

▪	critical accounting policies and practices;

▪
alternative treatments within generally accepted accounting principles (GAAP) for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor; and

▪	other material written communications between the Independent Auditor and Company management.

9.	Review of Issues. The Committee shall also, from time to time as appropriate, review with the Independent Auditor:

▪
any audit problems or difficulties the Independent Auditor encountered in the course of the audit work, and Company management's response, including any restrictions on the scope of the Independent Auditor's activities or access to requested information, and any significant disagreements with Company management;

▪	major issues as to the adequacy of the Company's internal control over financial reporting and any special audit steps adopted in light of material control deficiencies;

▪
analyses prepared by Company management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

▪	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

▪
significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company's financial statements and recommended actions that might be taken to prevent or mitigate the risk of problems arising from such matters;

▪	any accounting adjustments that were noted or proposed by the Independent Auditor but were “passed” (as immaterial or otherwise);

▪	any communications between the audit team and the Independent Auditor's national office respecting material auditing or accounting issues affecting the Company;

▪	any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditor to the Company, the Board or the Committee;

▪	accounting by the Company for unusual transactions; and

▪	adjustments arising from audits that could have a significant impact on the Company's financial reporting process.

10.
The Committee shall discuss with Company management and the Independent Auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting.

11.
Auditor Qualifications. The Committee shall also, from time to time as appropriate, evaluate the Independent Auditor, as described above under “Committee Responsibilities - Selection of Independent Auditor.”

Oversight of Management

The Committee shall inquire of the Independent Auditor concerning the quality, and not just the acceptability, of the Company's accounting determinations, particularly with respect to revenue, earnings, significant items subject to estimate, and other areas of judgment.

12.
The Committee shall ask the Independent Auditor: (i) whether Company management's choices of accounting principles are, as a whole, conservative, moderate or aggressive; (ii) to provide significant examples of choices falling into each category; and (iii) to recommend whether any of such policies should be changed.

Audited Financial Statements

13.
The Committee shall review and discuss with Company management and the Independent Auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 114 requires discussion.

Controls and Procedures

14.
Oversight. The Committee shall coordinate the Board's oversight of the Company's internal control over financial reporting. The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations. The Committee shall also discuss with the Company's outside legal counsel matters that may have a material impact on the financial statements or the Company's compliance policies.

15.
Procedures for Complaints. The Committee shall determine that the Company has acceptable procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall also periodically review, and recommend any changes with respect to, the Company's procedures, systems, reports and resolutions regarding the reporting of financial compliance and disclosure issues. The Company's Compliance Officer shall promptly report to the Committee any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.
Oversight of Related Person Transactions. The Committee shall review the Company's policies and procedures for reviewing and approving or ratifying related person transactions, including the Company's Policy and Procedures with Respect to Related Person Transactions, and recommend any changes to the Board. The Committee shall review all related person transactions and approve such transactions in accordance with the Company's Policy and Procedures with Respect to Related Person Transactions.

17.	Hiring Policies. The Committee shall determine that the Company has acceptable policies regarding the hiring of employees or former employees of the Company's Independent Auditor.

18.
Risk Management. The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management, including risk of fraud. The Committee shall also discuss with management the Company's major financial risk exposures and policies and procedures to monitor and control such exposure.

19.	Additional Powers. The Committee shall have such other duties as may be delegated from time to time by the Board.

D.    Administration

1.
Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities and at such times as the Chairperson or a majority of the Committee determines. A majority of the members of the Committee shall constitute a quorum. The Committee shall conduct its meetings in accordance with the rules and procedures established by the Committee or provided in the Company's bylaws. The Committee shall periodically meet separately with: (i) the Independent Auditor; (ii) the head of any internal audit function maintained by the Company; and (iii) Company management. The Committee shall keep minutes of its meetings for inclusion in the Company's record books.

2.
Reports to Board. The Committee shall report regularly to the Board and review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements or the performance and independence of the Company's Independent Auditor.

3.	Charter. At least annually, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

4.	Annual Self-Evaluation. At least annually, the Committee shall evaluate its own performance.

5.
Subcommittees. The Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Committee at its next scheduled meeting.

6.
Independent Advisors. The Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

7.
Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

8.
Funding. The Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

9.
Miscellaneous. The Committee may perform any other activities consistent with this charter, the Company's Certificate of Incorporation and Bylaws and governing law as the Committee or the Board deems appropriate.